Royal Sonesta Chase Park Plaza St. Louis, MO FOURTH QUARTER 2021 Supplemental Operating and Financial Data ALL AMOUNTS IN THIS REPORT ARE UNAUDITED. Exhibit 99.2 Royal Sonesta Kaua'i Resort Lihue Lihue, HI

Table of Contents

SERVICE PROPERTIES TRUST

SVC

Nasdaq Listed

CORPORATE INFORMATION

Company Profile 3
Investor Information 4
Research Coverage 5

FINANCIALS

Key Financial Data 6
Consolidated Balance Sheets 7
Consolidated Statements of Income (Loss) 8
Calculation of FFO and Normalized FFO 9
Calculation of EBITDA, EBITDA*re* and Adjusted EBITDA*re* 10
Notes to Consolidated Statements of Income (Loss), and calculations of FFO, Normalized FFO, EBITDA, EBITDA*re*, Adjusted EBITDA*re*, Hotel EBITDA and Adjusted Hotel EBITDA 11
Debt Summary 12
Debt Maturity Schedule 13
Leverage Ratios, Coverage Ratios and Public Debt Covenants 14
Capital Expenditures and Restricted Cash Activity 15
Property Acquisitions and Dispositions Information Since January 1, 2021 16

PORTFOLIO INFORMATION

Portfolio Summary 17
Consolidated Portfolio Diversification by Industry 18
Consolidated Portfolio Geographical Diversification 19
Hotel Portfolio by Brand 20
Hotel Operating Statistics by Service Level - Comparable Hotels - three months ended December 31, 2021 21
Hotel Operating Statistics by Service Level - Comparable Hotels - year ended December 31, 2021 22
Hotel Operating Statistics by Service Level - All Hotels - three months ended December 31, 2021 23
Hotel Operating Statistics by Service Level - All Hotels - year ended December 31, 2021 24
Calculation and Reconciliation of Hotel EBITDA and Adjusted Hotel EBITDA - Comparable Hotels 25
Calculation and Reconciliation of Hotel EBITDA and Adjusted Hotel EBITDA - All Hotels 26
Net Lease Portfolio by Brand 27
Net Lease Portfolio by Industry 28
Net Lease Portfolio by Tenant (Top 10) 29
Net Lease Portfolio Expiration Schedule 30
Net Lease Portfolio Occupancy Summary 31

Non-GAAP FINANCIAL MEASURES AND CERTAIN DEFINITIONS 32
WARNING CONCERNING FORWARD-LOOKING STATEMENTS 34

Please refer to Non-GAAP Financial Measures and Certain Definitions for terms used throughout this document.

Supplemental Q4 2021 2

Company Profile

SERVICE PROPERTIES TRUST

The Company:

Service Properties Trust, or SVC, we, our or us, is a real estate investment trust, or REIT, with more than $12 billion invested in two asset categories: hotels and service-focused retail net lease properties. SVC owns 303 hotels with over 48,000 guest rooms throughout the United States and in Puerto Rico and Canada, the majority of which are extended stay and select service. SVC owns 788 retail service-focused net lease properties totaling over 13 million square feet throughout United States. SVC is included in 135 market indices and comprises more than 1% of the following indices as of September 30, 2021: Bloomberg REIT Hotels Index (BBREHOTL), Invesco S&P SmallCap Financials ETF INAV Index (PSCFIV), and the Bloomberg WBZ Massachusetts Index (BCMAX).

Management:

SVC is managed by The RMR Group (Nasdaq: RMR). RMR is an alternative asset management company that is focused on commercial real estate and related businesses. RMR primarily provides management services to publicly traded real estate companies, privately held real estate funds and real estate related operating businesses. As of December 31, 2021, RMR had $33 billion of real estate assets under management and the combined RMR managed companies had approximately $12 billion of annual revenues, nearly 2,100 properties and approximately 37,000 employees. We believe that being managed by RMR is a competitive advantage for SVC because of RMR's depth of management and experience in the real estate industry. We also believe RMR provides management services to us at costs that are lower than we would have to pay for similar quality services if we were self-managed.

Corporate Headquarters:

Two Newton Place
255 Washington Street, Suite 300
Newton, MA 02458-1634
(t) (617) 964-8389

Stock Exchange Listing:

Nasdaq

Trading Symbol:

Common Shares: SVC

Key Data (as of and for the three months ended December 31, 2021):

(dollars in 000s)

Total properties:		1,091
Hotels		303
Net lease properties		788
Number of hotel rooms/suites		48,346
Total net lease square feet		13,522,060
Q4 2021 Total revenues	$	421,375
Q4 2021 Net loss	$	(198,793)
Q4 2021 Normalized FFO	$	27,936
Q4 2021 Adjusted EBITDA*re*	$	118,997

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Supplemental Q4 2021 3

Supplemental Q4 2021 4 Board of Trustees Laurie B. Burns Robert E. Cramer Donna D. Fraiche Independent Trustee Independent Trustee Lead Independent Trustee John L. Harrington William A. Lamkin John G. Murray Independent Trustee Independent Trustee Managing Trustee Adam D. Portnoy Chair of the Board & Managing Trustee Senior Management John G. Murray Brian E. Donley Todd W. Hargreaves President and Chief Executive Officer Chief Financial Officer and Treasurer Vice President and Chief Investment Officer Contact Information Investor Relations Inquiries Service Properties Trust Financial, investor and media inquiries should be directed to: Two Newton Place Kristin Brown, Director, Investor Relations at 255 Washington Street/Suite 300 (617) 796-8232, or kbrown@rmrgroup.com. Newton, MA 02458-1634 (t) (617) 964-8389 (email) info@svcreit.com (website) www.svcreit.com Investor Information RETURN TO TABLE OF CONTENTS Sonesta Select Boca Raton Boca Raton, FL

Research Coverage

SERVICE PROPERTIES TRUST

Equity Research Coverage [1]

B. Riley Securities, Inc.
Bryan Maher
(646) 885-5423
bmaher@brileyfin.com

Janney Montgomery Scott
Tyler Batory
(215) 665-4448
tbatory@janney.com

Wells Fargo Securities
Dori Kesten
(617) 603-4233
dori.kesten@wellsfargo.com

Rating Agencies [1]

Moody's Investors Service
Reed Valutas
(212) 553-4169
reed.valutas@moodys.com

S&P Global
Alan Zigman
(416) 507-2556
alan.zigman@spglobal.com

Senior Unsecured Debt Ratings

Standard & Poor's: B+/BB*
Moody's: Ba2 (Outlook: Negative)/ Ba1*

* BB/ Ba1 rating assigned to guaranteed Senior Unsecured Notes.

(1) SVC is followed by the analysts and its publicly held debt is rated by the rating agencies listed above. Please note that any opinions, estimates or forecasts regarding SVC's performance made by these analysts or agencies do not represent opinions, forecasts or predictions of SVC or its management. SVC does not by its reference above imply its endorsement of or concurrence with any information, conclusions or recommendations provided by any of these analysts or agencies.

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Key Financial Data

(dollars in thousands, except per share data)

	As of and For the Three Months Ended				
	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020
Selected Balance Sheet Data:					
Total gross assets	$ 12,434,974	$12,852,602	$12,845,383	$12,892,150	$ 11,967,429
Total assets	$ 9,153,315	$ 9,334,831	$ 9,415,735	$ 9,514,515	$ 8,687,319
Total liabilities	$ 7,598,009	$ 7,581,089	$ 7,601,084	$ 7,607,983	$ 6,584,529
Total shareholders' equity	$ 1,555,306	$ 1,753,742	$ 1,814,651	$ 1,906,532	$ 2,102,790
Selected Income Statement Data:					
Total revenues	$ 421,375	$ 437,099	$ 375,936	$ 261,170	$ 270,043
Net loss	$ (198,793)	$ (59,714)	$ (91,110)	$ (194,990)	$ (137,740)
FFO	$ (8,545)	$ 40,376	$ 19,151	$ (62,456)	$ (43,124)
Normalized FFO	$ 27,936	$ 43,781	$ 25,840	$ (41,996)	$ (22,474)
Adjusted EBITDAre	$ 118,997	$ 137,324	$ 118,577	$ 48,705	$ 64,953
Per Common Share Data (basic and diluted):					
Net loss	$ (1.21)	$ (0.36)	$ (0.55)	$ (1.19)	$ (0.84)
FFO	$ (0.05)	$ 0.25	$ 0.12	$ (0.38)	$ (0.26)
Normalized FFO	$ 0.17	$ 0.27	$ 0.16	$ (0.26)	$ (0.14)
Dividend Data:					
Annualized dividends paid per share during the period	$ 0.04	$ 0.04	$ 0.04	$ 0.04	$ 0.04
Annualized dividend yield (at end of period)	0.4 %	0.4 %	0.3 %	0.3 %	0.5 %
Normalized FFO payout ratio	5.9 %	3.7 %	6.3 %	(3.8)%	(7.1)%


SONESTA select
Sonesta Select Durham
Durham, NC

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Supplemental Q4 2021 6

Supplemental Q4 2021 7 December 31, 2021 2020 ASSETS Real estate properties: Land $ 1,918,385 $ 2,030,440 Buildings, improvements and equipment 8,307,248 9,131,832 Total real estate properties, gross 10,225,633 11,162,272 Accumulated depreciation (3,281,659) (3,280,110) Total real estate properties, net 6,943,974 7,882,162 Acquired real estate leases and other intangibles, net 283,241 325,845 Assets held for sale 515,518 13,543 Cash and cash equivalents 944,043 73,332 Restricted cash 3,375 18,124 Due from related persons 48,168 55,530 Other assets, net 414,996 318,783 Total assets $ 9,153,315 $ 8,687,319 LIABILITIES AND SHAREHOLDERS' EQUITY Revolving credit facility $ 1,000,000 $ 78,424 Senior unsecured notes, net 6,143,022 6,130,166 Accounts payable and other liabilities 433,448 345,373 Due to related persons 21,539 30,566 Total liabilities 7,598,009 6,584,529 Commitments and contingencies Shareholders' equity: Common shares of beneficial interest, $.01 par value; 200,000,000 shares authorized; 165,092,333 and 164,823,833 shares issued and outstanding, respectively 1,651 1,648 Additional paid in capital 4,552,558 4,550,385 Cumulative other comprehensive income (loss) 779 (760) Cumulative net income available for common shareholders 2,635,660 3,180,263 Cumulative common distributions (5,635,342) (5,628,746) Total shareholders' equity 1,555,306 2,102,790 Total liabilities and shareholders' equity $ 9,153,315 $ 8,687,319 Consolidated Balance Sheets (dollars in thousands, except share data) RETURN TO TABLE OF CONTENTS Sonesta Select Laguna Hills Laguna Hills, CA

Supplemental Q4 2021 8 Three Months Ended December 31, Year Ended December 31, 2021 2020 2021 2020 Revenues: Hotel operating revenues (1) $ 317,215 $ 174,520 $ 1,104,678 $ 875,098 Rental income (2) 104,160 95,523 390,902 390,156 Total revenues 421,375 270,043 1,495,580 1,265,254 Expenses: Hotel operating expenses (1)(3) 286,968 189,898 1,010,737 682,804 Other operating expenses 3,900 4,179 15,658 15,208 Depreciation and amortization 115,757 121,351 485,965 498,908 General and administrative 12,601 13,046 53,439 50,668 Transaction related costs (4) 35,830 15,100 64,764 15,100 Loss on asset impairment (5) 76,510 254 78,620 55,756 Total expenses 531,566 343,828 1,709,183 1,318,444 Gain on sale of real estate, net (6) 588 11,916 11,522 2,261 Unrealized gain on equity securities, net (7) 2,168 15,473 22,535 19,882 Gain on insurance settlement (8) — — — 62,386 Interest income 177 1 664 284 Interest expense (including amortization of debt issuance costs and debt discounts and premiums of $5,913, $4,220, $21,036 and $14,870 respectively) (92,494) (82,811) (365,721) (306,490) Loss on early extinguishment of debt (9) — (2,424) — (9,394) Loss before income taxes and equity in losses of an investee (199,752) (131,630) (544,603) (284,261) Income tax benefit (expense) (8) 1,950 (505) 941 (17,211) Equity in losses of an investee (10) (991) (5,605) (941) (9,910) Net loss $ (198,793) $ (137,740) $ (544,603) $ (311,382) Weighted average common shares outstanding (basic and diluted) 164,667 164,498 164,566 164,422 Net loss per common share (basic and diluted) $ (1.21) $ (0.84) $ (3.31) $ (1.89) (amounts in thousands, except per share data) Consolidated Statements of Income (Loss) RETURN TO TABLE OF CONTENTS See accompanying notes on page 11.

Calculation of FFO and Normalized FFO

SERVICE PROPERTIES TRUST

(amounts in thousands, except per share data)

		For the Three Months Ended					For the Year Ended	
		12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020	12/31/2021	12/31/2020
Net loss		$ (198,793)	$ (59,714)	$ (91,110)	$ (194,990)	$ (137,740)	$ (544,603)	$ (311,382)
Add (Less):	Depreciation and amortization	115,757	124,163	121,677	124,368	121,351	485,965	498,908
	Loss on asset impairment [5]	76,510	–	899	1,211	254	78,620	55,756
	(Gain) loss on sale of real estate, net [6]	(588)	(94)	(10,849)	9	(11,916)	(11,522)	(2,261)
	Unrealized (gain) loss on equity securities, net [7]	(2,168)	(24,348)	(2,500)	6,481	(15,473)	(22,535)	(19,882)
	Adjustments to reflect our share of FFO attributable to an investee [10]	737	369	1,034	465	400	2,605	(61)
FFO		(8,545)	40,376	19,151	(62,456)	(43,124)	(11,470)	221,078
Add (Less):	Gain on insurance settlement, net of tax [8]	–	–	–	–	(1,800)	–	(48,536)
	Loss on early extinguishment of debt [9]	–	–	–	–	2,424	–	9,394
	Adjustments to reflect our share of Normalized FFO attributable to an investee [10]	651	256	538	825	964	2,270	964
	Loss contingency [11]	–	–	–	–	3,962	–	3,962
	Transaction related costs [4]	35,830	3,149	6,151	19,635	15,100	64,764	15,100
Normalized FFO		$ 27,936	$ 43,781	$ 25,840	$ (41,996)	$ (22,474)	$ 55,564	$ 201,962
Weighted average shares outstanding (basic and diluted)		164,667	164,590	164,506	164,498	164,498	164,566	164,422
Basic and diluted per share common share amounts:								
Net loss		$ (1.21)	$ (0.36)	$ (0.55)	$ (1.19)	$ (0.84)	$ (3.31)	$ (1.89)
FFO		$ (0.05)	$ 0.25	$ 0.12	$ (0.38)	$ (0.26)	$ (0.07)	$ 1.34
Normalized FFO		$ 0.17	$ 0.27	$ 0.16	$ (0.26)	$ (0.14)	$ 0.34	$ 1.23

See accompanying notes on page 11.

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Calculation of EBITDA, EBITDAre and Adjusted EBITDAre

SERVICE PROPERTIES TRUST

(dollars in thousands)

		For the Three Months Ended					For the Year Ended	
		12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020	12/31/2021	12/31/2020
Net loss		$ (198,793)	$ (59,714)	$ (91,110)	$ (194,990)	$ (137,740)	$ (544,603)	$ (311,382)
Add (Less):	Interest expense	92,494	92,458	91,378	89,391	82,811	365,721	306,490
	Income tax (benefit) expense [8]	(1,950)	(55)	211	853	505	(941)	17,211
	Depreciation and amortization	115,757	124,163	121,677	124,368	121,351	485,965	498,908
EBITDA		7,508	156,852	122,156	19,622	66,927	306,142	511,227
Add (Less):	Loss on asset impairment [5]	76,510	–	899	1,211	254	78,620	(2,261)
	(Gain) loss on sale of real estate, net [6]	(588)	(94)	(10,849)	9	(11,916)	(11,522)	55,756
	Adjustments to reflect our share of EBITDAre attributable to an investee [10]	781	464	1,116	543	–	2,904	–
EBITDAre		84,211	157,222	113,322	21,385	55,265	376,144	564,722
Add (less):	Unrealized (gain) loss on equity securities, net [7]	(2,168)	(24,348)	(2,500)	6,481	(15,473)	(22,535)	(19,882)
	Gain on insurance settlement [8]	–	–	–	–	–	–	(62,386)
	Loss on early extinguishment of debt [9]	–	–	–	–	2,424	–	9,394
	Adjustments to reflect our share of Adjusted EBITDAre attributable to an investee [10]	651	256	538	825	2,755	2,270	1,751
	Loss contingency [11]	–	–	–	–	3,962	–	3,962
	Transaction related costs [4]	35,830	3,149	6,151	19,635	15,100	64,764	15,100
	General and administrative expense paid in common shares [12]	473	1,045	1,066	379	920	2,963	3,206
Adjusted EBITDAre		$ 118,997	$ 137,324	$ 118,577	$ 48,705	$ 64,953	$ 423,606	$ 515,867

See accompanying notes on page 11.

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Supplemental Q4 2021 10

Supplemental Q4 2021 11 Notes to Consolidated Statements of Income (Loss) and Calculations of FFO, Normalized FFO, EBITDA, EBITDAre, Adjusted EBITDAre, Hotel EBITDA and Adjusted Hotel EBITDA (dollar in thousands) RETURN TO TABLE OF CONTENTS (1) As of December 31, 2021, we owned 303 hotels. Our consolidated statements of income (loss) include hotel operating revenues and expenses of managed hotels and rental income from leased hotels. (2) We increased rental income by $466 and reduced rental income by $416 for the three months ended December 31, 2021 and 2020, respectively, and reduced rental income by $2,621 and $714 for the years ended December 31, 2021 and 2020, respectively, to record scheduled rent changes under certain of our leases, the deferred rent obligations under our leases with TravelCenters of America Inc., or TA, and the estimated future payments to us under our leases with TA for the cost of removing underground storage tanks on a straight-line basis. (3) When managers of our hotels are required to fund the shortfalls of minimum returns under the terms of our management agreements or their guarantees, we reflect such fundings (including security deposit applications) in our consolidated statements of income (loss) as a reduction of hotel operating expenses. The net reduction to hotel operating expenses was $13,387 for the three months ended December 31, 2020 and $15,697 and $235,522 for the years ended December 31, 2021 and 2020, respectively. There was no net reduction to hotel operating expenses during the three months ended December 31, 2021. (4) Transaction related costs for the three months ended December 31, 2021 of $35,830 primarily consisted of working capital advances we previously funded under our agreements with Marriott International Inc., or Marriott, and InterContinental Hotels Group, plc, or IHG, as a result of the amounts no longer expected to be recoverable. Transaction related costs for the three months ended September 30, 2021 of $3,149 are primarily related to legal costs related to our arbitration proceeding with Marriott. Transaction related costs for the three months ended June 30, 2021 included $3,700 of working capital we previously funded under our agreement with Hyatt Hotels Corporation, or Hyatt, as a result of the amount no longer expected to be recoverable, $1,110 of legal costs related to our arbitration proceeding with Marriott and $1,341 of hotel manager transition costs and for the three months ended March 31, 2021 includes $19,634 of hotel manager transition related costs resulting from the rebranding of 88 hotels during the period. Transaction related costs for the year ended December 31, 2021 include $38,446 of working capital advances we previously funded under our agreements with Marriott, IHG and Hyatt as a result of the amounts no longer expected to be recoverable, $19,920 of hotel manager transition related costs resulting from the rebranding of 94 hotels during the period, and $6,398 of legal costs related to SVC’s arbitration proceeding with Marriott. Transaction costs for the three months and year ended December 31, 2020 primarily consisted of transition related costs resulting from the rebranding of 115 hotels previously managed by IHG, Marriott and Wyndham Hotels & Resorts, Inc. to subsidiaries of Sonesta Holdco Corporation, or Sonesta. (5) We recorded a $76,510 loss on asset impairment during the three months ended December 31, 2021 to reduce the carrying value of 35 net lease properties and 21 hotels to their estimated fair value less costs to sell. We recorded a $254 loss on asset impairment during the three months ended December 31, 2020 to reduce the carrying value of five net lease properties to their estimated fair value less costs to sell. We recorded a $78,620 loss on asset impairment during the year ended December 31, 2021 to reduce the carrying value of 35 hotels and 26 net lease properties to their estimated fair value less costs to sell and a $55,756 loss on asset impairment during the year ended December 31, 2020 to reduce the carrying value of 18 hotel properties and 13 net lease properties to their estimated fair value less costs to sell. (6) We recorded a $588 net gain on sale of real estate during the three months ended December 31, 2021 in connection with the sale of one hotel and six net lease properties. We recorded a $94 net gain on sale of real estate during the three months ended September 30, 2021 in connection with the sale of two net lease properties. We recorded a $10,849 net gain on sale of real estate during the three months ended June 30, 2021 in connection with the sale of six hotels and two net lease properties. We recorded a $9 net loss on sale of real estate during the three months ended March 31, 2021 in connection with the sale of one net lease property. We recorded a $11,916 net gain on sale of real estate during the three months ended December 31, 2020 in connection with the sale of 18 hotels and six net lease properties. (7) Unrealized gain (loss) on equity securities, net represents the adjustment required to adjust the carrying value of our investment in shares of TA common stock to their fair value. (8) We recorded a $62,386 gain on insurance settlement during the year ended December 31, 2020 for insurance proceeds received for our then leased hotel in San Juan, PR related to Hurricane Maria. Under GAAP, we were required to increase the building basis of this hotel for the amount of the insurance proceeds. We also recorded a $13,850 deferred tax liability as a result of the book value to tax basis difference related to this accounting during the year ended December 31, 2020. We recorded a reduction to this deferred tax liability of $1,800 for the three months ended December 31, 2020. (9) We recorded a loss on extinguishment of debt of $2,424 and $9,394 during the three months and year ended December 31, 2020, respectively, net of unamortized discount and deferred financing costs, relating to our repayment of our $400,000 term loan and certain unsecured senior notes. (10) Represents our proportionate share from our equity investment in Sonesta. (11) Hotel operating expenses for the three months ended December 31, 2020 includes a $3,962 loss contingency related to a litigation matter relating to certain of our hotels. (12) Amounts represent the equity compensation for our Trustees, officers and certain other employees of our manager. (13) Various percentages of total sales at certain of our hotels are escrowed as reserves for future renovations or refurbishments, or FF&E reserve escrows. We own all the FF&E reserve escrows for our hotels. (14) We are amortizing a liability we recorded for the fair value of our initial investment in Sonesta as a reduction to hotel operating expenses in our consolidated statements of income (loss).

Debt Summary

SERVICE PROPERTIES TRUST

As of December 31, 2021
(dollars in thousands)

	Interest Rate	Principal Balance	Maturity Date	Due at Maturity	Years to Maturity
Floating Rate Debt:					
$1,000,000 revolving credit facility [1][2]	2.850 %	$ 1,000,000	7/15/22	$ 1,000,000	0.5
Unsecured Fixed Rate Debt:					
Senior unsecured notes due 2022	5.000 %	$ 500,000	8/15/22	$ 500,000	0.6
Senior unsecured notes due 2023	4.500 %	500,000	6/15/23	500,000	1.5
Senior unsecured notes due 2024	4.650 %	350,000	3/15/24	350,000	2.2
Senior unsecured notes due 2024	4.350 %	825,000	10/1/24	825,000	2.8
Senior unsecured notes due 2025	4.500 %	350,000	3/15/25	350,000	3.2
Senior unsecured notes due 2025 [3]	7.500 %	800,000	9/15/25	800,000	3.7
Senior unsecured notes due 2026	5.250 %	350,000	2/15/26	350,000	4.1
Senior unsecured notes due 2026	4.750 %	450,000	10/1/26	450,000	4.8
Senior unsecured notes due 2027	4.950 %	400,000	2/15/27	400,000	5.1
Senior unsecured notes due 2027 [3]	5.500 %	450,000	12/15/27	450,000	6.0
Senior unsecured notes due 2028	3.950 %	400,000	1/15/28	400,000	6.0
Senior unsecured notes due 2029	4.950 %	425,000	10/1/29	425,000	7.8
Senior unsecured notes due 2030	4.375 %	400,000	2/15/30	400,000	8.1
Subtotal / weighted average	5.065 %	6,200,000		6,200,000	4.1
Total / weighted average [4]	4.758 %	$ 7,200,000		$ 7,200,000	3.6

(1) We are required to pay interest on borrowings under our revolving credit facility at a rate of LIBOR plus a premium of 235 basis points per annum, subject to an interest rate floor of 0.50%. We also pay a facility fee of 30 basis points per annum on the total amount of lending commitments under our revolving credit facility. Both the interest rate premium and facility fee are subject to adjustment based upon changes to our credit ratings. The interest rate listed above is as of December 31, 2021. Subject to the payment of an extension fee and meeting certain other conditions, we may extend the maturity date of our credit facility by two additional six month periods.

(2) We have provided equity pledges on certain of our property owning subsidiaries and provided first mortgage liens on 74 properties owned by the pledged subsidiaries to secure our obligations under the credit agreement governing out credit facility.

(3) The notes are guaranteed by certain of our subsidiaries.

(4) The carrying value of our total debt of $7,143,022 as of December 31, 2021 is net of unamortized discounts and premiums and certain issuance costs totaling $56,978.

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Supplemental Q4 2021 12

Supplemental Q4 2021 13 (1) Represents amounts outstanding under our $1.0 billion revolving credit facility at December 31, 2021. Subject to the payment of an extension fee and meeting certain other conditions, we may extend the maturity date of our credit facility by two additional six month periods. Debt Maturity Schedule As of December 31, 2021 RETURN TO TABLE OF CONTENTS (1) The Pelham Royal Sonesta Hotel Washington, DC

Leverage Ratios, Coverage Ratios and Public Debt Covenants

SERVICE PROPERTIES TRUST

	As of and For the Three Months Ended				
	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020
Leverage Ratios:					
Net debt / total gross assets	50.3 %	48.9 %	48.9 %	49.1 %	51.8 %
Net debt / gross book value of real estate assets and cash and cash equivalents	51.9 %	50.8 %	50.7 %	51.0 %	53.7 %
Secured debt/ total assets	0.6 %	0.9 %	1.1 %	0.9 %	0.9 %
Variable rate debt / Net debt	16.0 %	15.9 %	15.9 %	15.8 %	1.3 %
Coverage Ratios:					
Rolling four-quarter Adjusted EBITDA*re*/ rolling four-quarter interest expense	1.2x	1.0x	1.0x	1.1x	1.7x
Net debt / rolling four-quarter Adjusted EBITDA*re* [1]	14.8x	17.0x	18.7x	17.1x	12.0x

	As of and For the Trailing Twelve Months Ended				
	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020
Public Debt Covenants:					
Maintenance Covenant					
Total unencumbered assets / unsecured debt - required minimum 150%	176.3 %	179.5 %	179.1 %	179.6 %	167.3 %
Incurrence Covenants [2]					
Total debt / adjusted total assets - allowable maximum 60.0%	56.4 %	55.5 %	55.6 %	55.4 %	51.3 %
Secured debt / adjusted total assets - allowable maximum 40.0%	7.8 %	7.7 %	7.7 %	7.7 %	0.6 %
Consolidated income available for debt service / debt service - required minimum 1.50x	1.20x	1.06x	1.00x	1.12x	1.56x


Royal Sonesta San Juan
San Juan, PR

(1) The ratio of net debt to annualized adjusted EBITDA*re* for the three months ended December 2021 was 13.1x.
(2) As of December 31, 2021, we were below the covenant levels under our debt agreements necessary to incur additional debt, and, as a result, we will not be able to incur additional debt while below these levels.

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Supplemental Q4 2021 14

Capital Expenditures and Restricted Cash Activity

SERVICE PROPERTIES TRUST

(dollars in thousands)

Capital Expenditures	For the Three Months Ended				
	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020
Hotel capital improvements & FF&E Reserve fundings [1]	$ 30,010	$ 19,384	$ 24,167	$ 28,881	$ 32,153
Net lease capital improvements	402	403	227	156	265
Total capital improvements & FF&E Reserve fundings	$ 30,412	$ 19,787	$ 24,394	$ 29,037	$ 32,418

Restricted Cash	As of and For the Three Months Ended				
	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020
Total restricted cash (beginning of period)	$ 1,657	$ 1,295	$ 5,096	$ 18,124	$ 38,130
Manager deposits into FF&E Reserve	1,312	1,393	2,485	447	2,782
SVC fundings into FF&E Reserve:					
Marriott	75	69	250	7,000	15,400
Hyatt	–	–	–	168	–
Radisson	–	–	–	–	1,985
Hotel improvements funded from FF&E Reserve	(702)	(1,100)	(6,536)	(14,198)	(26,269)
FF&E reserves (end of period)	2,342	1,657	1,295	11,541	32,028
Hotel manager release of FF&E Reserve to SVC	–	–	–	(6,445)	–
Hotel manager deposit (withdrawal) of insurance proceeds	–	–	–	–	(13,904)
Proceeds from asset sales deposited into revolver collateral account, net	1,033	–	–	–	–
Total restricted cash (end of period)	$ 3,375	$ 1,657	$ 1,295	$ 5,096	$ 18,124


ROYAL SONESTA
Royal Sonesta Boston
Cambridge, MA

(1) Includes amounts we funded into our FF&E reserves and amounts directly reimbursed to our hotel managers for capital expenditures.

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Supplemental Q4 2021 15

Property Acquisitions and Dispositions Information Since January 1, 2021

SERVICE PROPERTIES TRUST

(dollars in thousands, except per sq. ft. data)

ACQUISITIONS:

Date Acquired	Properties	Property Type	Brand	Location	Square Footage	Operating Agreement	Purchase Price [1]	Average Purchase Price per Room or Suite / Square Foot
3/9/2021	–	Land	N/A	Nashville, TN [2]	N/A	N/A	$ 7,600	N/A

DISPOSITIONS:

Date Disposed	Properties	Property Type	Brand	Location	Rooms or Suites/ Square Footage	Former Operating Agreement	Sales Price [1]	Average Sales Price per Room or Suite / Square Foot
03/16/2021	1	Net Lease	Vacant	Chattanooga, TN	2,797	Vacant	$ 375	$ 134
04/01/2021	1	Hotel	Courtyard	Jacksonville, FL	146	Marriott	9,753	67
04/06/2021	1	Net Lease	Vacant	Colorado Springs, CO	32,130	Vacant	1,300	40
05/20/2021	5	Hotel	Hawthorn Suites	Various	430	Wyndham	22,263	52
06/11/2021	1	Net Lease	Pizza Hut	Emmitsburg, MD	3,114	Chaac Pizza Northeast, LLC	360	116
08/11/2021	1	Net Lease	Pizza Hut	Soddy Daisy, TN	2,941	American Huts, Inc.	300	102
09/30/2021	1	Net Lease	Vacant	Lincoln, IL	3,698	Vacant	370	100
10/19/2021	1	Net Lease	Vacant	Independence, MO	7,070	Vacant	915	129
11/05/2021	1	Net Lease	Pizza Hut	Kimball, TN	3,200	American Huts, Inc.	600	188
11/05/2021	1	Net Lease	Pizza Hut	Harrisburg, PA	1,860	Chaac Pizza Northeast, LLC	315	169
11/19/2021	1	Net Lease	Renn Kirby Chevrolet Buick	Gettysburg, PA	34,272	Gettysburg Land Holdings, LLC	5,600	163
12/01/2021	1	Net Lease	Pizza Hut	Clinton, TN	2,500	American Huts, Inc.	445	178
12/22/2021	1	Net Lease	Vacant	Little Rock, AR	3,694	Vacant	1,200	325
12/30/2021	1	Hotel	Sonesta ES Suites	Houston, TX	93	Sonesta	8,536	92
	18				669 /97,276		$ 52,332	$61/ $121

(1) Represents cash purchase or sale price and excludes acquisition and closing related costs, respectively.
(2) Consists of land adjacent to a property we own in Nashville, TN.

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Supplemental Q4 2021 16

Supplemental Q4 2021 17 Number of Properties Hotel Properties 303 Number of hotel rooms 48,346 Net Lease Properties 788 Square feet 13,522,060 Total Properties 1,091 Average hotel property size 160 rooms Average net lease property size 17,160 sq. feet Investments Diversification Facts Hotels $ 6,930,392 Tenants/Operators 179 Net Lease Properties 5,131,191 Brands 145 Total Investments $ 12,061,583 Industries 22 States 47 (37 States, DC, PR, ON) Portfolio Summary As of December 31, 2021 (dollars in thousands) RETURN TO TABLE OF CONTENTS (1) Based on investment (1) (1) Sonesta Select Mahwah Mahwah, NJ

Consolidated Portfolio Diversification by Industry

SERVICE PROPERTIES TRUST

As of December 31, 2021
(dollars in thousands)

	Industry	No. of Properties	Rooms/ Square Footage		Investments	Percent of Total Investment
1.	Hotels	303	48,346	$	6,930,392	57.5%
2.	Travel Centers	182	5,238,766		3,352,096	27.8%
3.	Restaurants-Quick Service	227	739,749		301,528	2.5%
4.	Restaurants-Casual Dining	53	415,547		192,170	1.6%
5.	Movie Theaters	22	1,152,845		190,725	1.6%
6.	Health and Fitness	13	873,258		185,458	1.5%
7.	Grocery Stores	19	1,020,819		129,219	1.1%
8.	Home Goods and Leisure	20	632,465		118,899	1.0%
9.	Medical, Dental Office	71	409,706		118,098	1.0%
10.	Automotive Equipment & Services	64	219,107		98,473	0.8%
11.	Automotive Dealers	8	137,979		60,119	0.5%
12.	Entertainment	4	199,853		61,436	0.5%
13.	General Merchandise Stores	5	406,786		56,321	0.5%
14.	Educational Services	9	220,758		55,647	0.5%
15.	Building Materials	27	429,798		31,317	0.3%
16.	Car Washes	5	41,456		28,658	0.2%
17.	Miscellaneous Manufacturing	7	763,312		32,873	0.3%
18.	Drug Stores and Pharmacies	7	67,423		19,251	0.2%
19.	Sporting Goods	3	120,847		17,595	0.1%
20.	Legal Services	5	25,429		11,362	0.1%
21.	Dollar Stores	3	27,593		2,971	–%
22.	Other	4	149,622		10,419	0.1%
24.	Vacant	30	228,942		56,556	0.3%
	Total	1,091	48,346 /13,522,060	$	12,061,583	100.0%


ROYAL SONESTA
Royal Sonesta Harbor Court Baltimore
Baltimore, MD

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Supplemental Q4 2021 18

Supplemental Q4 2021 19 Investments State Total Property Count Hotel Count Net Lease Count Total ($000s) % of Total Hotel ($000s) Hotel % of Total Net Lease ($000s) Net Lease % of Total California 58 36 22 $ 1,343,323 11.0% $ 1,070,501 15.4% $ 272,822 5.0 % Texas 93 34 59 1,055,278 9.0% 517,370 7.5% 537,908 10.0 % Georgia 95 21 74 750,261 6.0% 479,768 6.9% 270,493 5.0 % Illinois 72 13 59 740,505 6.0% 448,441 6.5% 292,064 6.0 % Florida 60 12 48 524,556 4.0% 276,407 4.0% 248,149 5.0 % Ohio 51 10 41 511,180 4.0% 179,909 2.6% 331,271 6.0 % Arizona 40 15 25 479,675 4.0% 234,166 3.4% 245,509 5.0 % Pennsylvania 38 10 28 413,994 3.0% 210,785 3.0% 203,209 4.0 % New Jersey 18 15 3 391,785 3.0% 290,807 4.2% 100,978 2.0 % Louisiana 15 3 12 375,793 3.0% 244,088 3.5% 131,705 3.0 % Top 10 540 169 371 6,586,350 53.0% 3,952,242 57.0% 2,634,108 51.0 % Other (1) 551 134 417 5,475,233 47.0% 2,978,150 43.0% 2,497,083 49.0 % Total 1,091 303 788 $ 12,061,583 100.0% $ 6,930,392 100.0% $ 5,131,191 100.0% (1) Consists of properties in 37 different states with an average investment of $10,017. Consolidated Portfolio by Geographic Diversification As of December 31, 2021 (dollars in thousands) RETURN TO TABLE OF CONTENTS Sonesta Select Miami Lakes Hialeah (Miami lakes), FL

Hotel Portfolio by Brand

SERVICE PROPERTIES TRUST

As of December 31, 2021
(dollars in thousands, except per room or suite data)

Brand	Service Level	Chain Scale	Number of Hotels	Percent of Total Number of Hotels	Number of Rooms or Suites	Percent of Total Number of Rooms or Suites	Investment	Percent of Total Hotel Investment	Investment Per Room or Suite
Royal Sonesta Hotels®	Full Service	Upper Upscale	17	5.6 %	5,663	11.7 %	$ 1,840,427	26.6 %	$ 325
Sonesta ES Suites®	Extended Stay	Upper Midscale	91	30.0 %	11,379	23.5 %	1,521,328	22.0 %	134
Sonesta Hotels & Resorts®	Full Service	Upper Upscale	25	8.3 %	8,040	16.6 %	1,218,583	17.6 %	152
Sonesta Select®	Select Service	Upscale	63	20.8 %	8,888	18.4 %	900,060	13.0 %	101
Sonesta Simply Suites®	Extended Stay	Midscale	65	21.5 %	8,040	16.6 %	658,827	9.5 %	82
Hyatt Place®	Select Service	Upscale	17	5.6 %	2,107	4.4 %	235,726	3.4 %	112
Courtyard by Marriott®	Select Service	Upscale	13	4.2 %	1,813	3.8 %	172,301	2.3 %	95
Radisson® Hotels & Resorts	Full Service	Upscale	5	1.7 %	1,149	2.4 %	159,707	2.3 %	139
Crowne Plaza®	Full Service	Upscale	1	0.3 %	495	1.0 %	123,283	1.8 %	249
Country Inns & Suites® by Radisson	Full Service	Upper Upscale	3	1.0 %	430	0.9 %	54,076	0.8 %	126
Residence Inn by Marriott®	Extended Stay	Upper Midscale	3	1.0 %	342	0.7 %	46,074	0.7 %	126
Total/Average Hotels			303	100.0 %	48,346	100.0 %	$ 6,930,392	100.0 %	$ 143

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Supplemental Q4 2021 20

Hotel Operating Statistics by Service Level - Comparable Hotels

SERVICE PROPERTIES TRUST

Brand	Service Level	No. of Hotels	No. of Rooms or Suites	Occupancy Three Months Ended December 31, 2021	Occupancy 2020	Occupancy Change	ADR Three Months Ended December 31, 2021	ADR 2020	ADR Change	RevPAR Three Months Ended December 31, 2021	RevPAR 2020	RevPAR Change
Sonesta [1]	Full Service	24	7,821	53.6 %	27.1 %	26.5 pts	$ 129.64	$ 106.35	21.9 %	$ 69.49	$ 28.82	141.1 %
Royal Sonesta [1]	Full Service	14	4,554	41.7 %	17.9 %	23.8 pts	196.81	132.22	48.9 %	82.07	23.67	246.7 %
Radisson Hotel	Full Service	5	1,149	56.4 %	28.4 %	28.0 pts	110.73	88.13	25.6 %	62.45	25.03	149.5 %
Crowne Plaza	Full Service	1	495	46.4 %	31.9 %	14.5 pts	114.97	87.10	32.0 %	53.35	27.78	92.0 %
Country Inn and Suites	Full Service	3	430	53.3 %	23.5 %	29.8 pts	105.04	83.86	25.3 %	55.99	19.71	184.1 %
Full Service Total / Average		47	14,449	49.8 %	24.4 %	25.4 pts	144.24	109.14	32.2 %	71.83	26.63	169.7 %
Sonesta Select [1]	Select Service	63	8,888	41.8 %	30.0 %	11.8 pts	103.54	85.45	21.2 %	43.28	25.64	68.8 %
Hyatt Place	Select Service	17	2,107	63.3 %	45.1 %	18.2 pts	107.93	81.81	31.9 %	68.32	36.90	85.1 %
Courtyard	Select Service	13	1,813	50.8 %	31.9 %	18.9 pts	109.18	83.40	30.9 %	55.46	26.60	108.5 %
Select Service Total / Average		93	12,808	46.6 %	32.8 %	13.8 pts	105.39	84.34	25.0 %	49.11	27.66	77.5 %
Sonesta ES Suites [1]	Extended Stay	91	11,379	65.4 %	55.3 %	10.1 pts	107.26	93.87	14.3 %	70.15	51.91	35.1 %
Sonesta Simply Suites [1]	Extended Stay	64	7,942	67.7 %	57.8 %	9.9 pts	75.89	64.03	18.5 %	51.38	37.01	38.8 %
Residence Inn	Extended Stay	3	342	58.6 %	37.0 %	21.6 pts	112.07	98.16	14.2 %	65.67	36.32	80.8 %
Extended Stay Total / Average		158	19,663	66.2 %	56.0 %	10.2 pts	94.43	81.44	16.0 %	62.51	45.61	37.1 %
		298	46,920	55.9 %	39.9 %	16.0 pts	$ 110.26	$ 87.30	26.3 %	$ 61.64	$ 34.83	77.0 %

All operating data presented are based upon the operating results provided by our managers and tenants for the indicated periods. We have not independently verified our managers' or tenants' operating data.

(1) Includes operating data for periods prior to when certain hotels were managed by Sonesta.

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Supplemental Q4 2021 21

Hotel Operating Statistics by Service Level - Comparable Hotels

SERVICE PROPERTIES TRUST

Brand	Service Level	No. of Hotels	No. of Rooms or Suites	Occupancy Year Ended December 31, 2021	Occupancy 2020	Occupancy Change	ADR Year Ended December 31, 2021	ADR 2020	ADR Change	RevPAR Year Ended December 31, 2021	RevPAR 2020	RevPAR Change
Sonesta [1]	Full Service	18	6,110	47.6 %	35.5 %	12.1 pts	$ 116.07	$ 117.10	(0.9)%	$ 55.25	$ 41.57	32.9 %
Royal Sonesta [1]	Full Service	8	2,362	32.3 %	25.5 %	6.8 pts	159.20	142.73	11.5 %	51.42	36.40	41.3 %
Radisson Hotel	Full Service	4	969	52.8 %	34.9 %	17.9 pts	106.26	102.80	3.4 %	56.11	35.88	56.4 %
Crowne Plaza	Full Service	1	495	46.6 %	29.6 %	17.0 pts	111.83	111.50	0.3 %	52.11	33.00	57.9 %
Country Inn and Suites	Full Service	1	84	51.5 %	40.0 %	11.5 pts	87.47	83.33	5.0 %	45.05	33.33	35.2 %
Full Service Total / Average		32	10,020	44.4 %	32.9 %	11.5 pts	121.91	119.73	1.8 %	54.13	39.39	37.4 %
Sonesta Select [1]	Select Service	63	8,888	37.2 %	30.9 %	6.3 pts	100.94	107.61	(6.2)%	37.55	33.25	12.9 %
Hyatt Place	Select Service	17	2,107	60.7 %	45.1 %	15.6 pts	101.76	92.88	9.6 %	61.77	41.89	47.5 %
Courtyard	Select Service	13	1,813	50.7 %	30.0 %	20.7 pts	103.14	92.68	11.3 %	52.29	27.80	88.1 %
Select Service Total / Average		93	12,808	43.0 %	33.1 %	9.9 pts	101.50	102.40	(0.9)%	43.65	33.89	28.8 %
Sonesta ES Suites [1]	Extended Stay	90	11,233	65.9 %	53.7 %	12.2 pts	100.09	102.18	(2.0)%	65.96	54.87	20.2 %
Sonesta Simply Suites [1]	Extended Stay	62	7,698	68.6 %	62.8 %	5.8 pts	71.06	69.52	2.2 %	48.75	43.66	11.7 %
Residence Inn	Extended Stay	3	342	57.2 %	42.0 %	15.2 pts	110.01	104.26	5.5 %	62.93	43.79	43.7 %
Extended Stay Total / Average		155	19,273	66.8 %	57.2 %	9.6 pts	88.40	87.85	0.6 %	59.05	50.25	17.5 %
		280	42,101	54.2 %	44.1 %	10.1 pts	$ 98.07	$ 96.84	1.3 %	$ 53.15	$ 42.71	24.4 %

All operating data presented are based upon the operating results provided by our managers and tenants for the indicated periods. We have not independently verified our managers' or tenants' operating data.

(1) Includes operating data for periods prior to when certain hotels were managed by Sonesta.

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Supplemental Q4 2021 22

Hotel Operating Statistics by Service Level - All Hotels[1]

SERVICE PROPERTIES TRUST

Brand	Service Level	No. of Hotels	No. of Rooms or Suites	Occupancy Three Months Ended December 31, 2021	2020	Change	ADR Three Months Ended December 31, 2021	2020	Change	RevPAR Three Months Ended December 31, 2021	2020	Change
Sonesta [2]	Full Service	25	8,040	53.6 %	27.1 %	26.5 pts	$ 129.64	$ 106.35	21.9 %	$ 69.49	$ 28.82	141.1 %
Royal Sonesta [2]	Full Service	17	5,663	39.8 %	17.2 %	22.6 pts	207.21	136.89	51.4 %	82.47	23.55	250.2 %
Radisson Hotel	Full Service	5	1,149	56.4 %	28.4 %	28.0 pts	110.73	88.13	25.6 %	62.45	25.03	149.5 %
Crowne Plaza	Full Service	1	495	46.4 %	31.9 %	14.5 pts	114.97	87.10	32.0 %	53.35	27.78	92.0 %
Country Inn and Suites	Full Service	3	430	53.3 %	23.5 %	29.8 pts	105.04	83.86	25.3 %	55.99	19.71	184.1 %
Full Service Total / Average		51	15,777	48.6 %	23.8 %	24.8 pts	149.94	110.94	35.2 %	72.87	26.40	176.0 %
Sonesta Select [2]	Select Service	63	8,888	41.8 %	30.0 %	11.8 pts	103.54	85.45	21.2 %	43.28	25.64	68.8 %
Hyatt Place	Select Service	17	2,107	63.3 %	45.1 %	18.2 pts	107.93	81.81	31.9 %	68.32	36.90	85.1 %
Courtyard	Select Service	13	1,813	50.8 %	31.9 %	18.9 pts	109.18	83.40	30.9 %	55.46	26.60	108.5 %
Select Service Total / Average		93	12,808	46.6 %	32.8 %	13.8 pts	105.39	84.34	25.0 %	49.11	27.66	77.5 %
Sonesta ES Suites [2]	Extended Stay	91	11,379	65.4 %	55.3 %	10.1 pts	107.26	93.87	14.3 %	70.15	51.91	35.1 %
Sonesta Simply Suites [2]	Extended Stay	65	8,040	66.9 %	58.0 %	8.9 pts	75.89	63.92	18.7 %	50.77	37.07	37.0 %
Residence Inn	Extended Stay	3	342	58.6 %	37.0 %	21.6 pts	112.07	98.16	14.2 %	65.67	36.32	80.8 %
Extended Stay Total / Average		159	19,761	65.9 %	56.1 %	9.8 pts	94.42	81.28	16.2 %	62.22	45.60	36.4 %
		303	48,346	55.2 %	39.5 %	15.7 pts	$ 112.30	$ 87.65	28.1 %	$ 61.99	$ 34.62	79.1 %

All operating data presented are based upon the operating results provided by our managers and tenants for the indicated periods. We have not independently verified our managers' or tenants' operating data.

(1) Results of all hotels owned as of December 31, 2021. Excludes the results of hotels sold during the periods presented.
(2) Includes operating data for periods prior to when certain hotels were managed by Sonesta.

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Supplemental Q4 2021 23

Hotel Operating Statistics by Service Level - All Hotels[1]

SERVICE PROPERTIES TRUST

Brand	Service Level	No. of Hotels	No. of Rooms or Suites	Occupancy Year Ended December 31, 2021	Occupancy 2020	Occupancy Change	ADR Year Ended December 31, 2021	ADR 2020	ADR Change	RevPAR Year Ended December 31, 2021	RevPAR 2020	RevPAR Change
Sonesta [2]	Full Service	25	8,040	47.3 %	33.3 %	14.0 pts	$ 128.25	$ 122.18	5.0 %	$ 60.66	$ 40.69	49.1 %
Royal Sonesta [2]	Full Service	17	5,663	35.7 %	23.7 %	12.0 pts	190.02	170.45	11.5 %	67.84	40.40	67.9 %
Radisson Hotel	Full Service	5	1,149	50.4 %	32.1 %	18.3 pts	105.23	108.73	(3.2)%	53.04	34.90	52.0 %
Crowne Plaza	Full Service	1	495	46.6 %	29.6 %	17.0 pts	111.83	111.50	0.3 %	52.11	33.00	57.9 %
Country Inn and Suites	Full Service	3	430	50.0 %	25.9 %	24.1 pts	109.10	99.25	9.9 %	54.55	25.71	112.2 %
Full Service Total / Average		51	15,777	43.5 %	29.6 %	13.9 pts	143.02	133.28	7.3 %	62.21	39.45	57.7 %
Sonesta Select [2]	Select Service	63	8,888	41.8 %	30.9 %	10.9 pts	100.94	107.61	(6.2)%	42.19	33.25	26.9 %
Hyatt Place	Select Service	17	2,107	63.3 %	45.1 %	18.2 pts	101.76	92.88	9.6 %	64.41	41.89	53.8 %
Courtyard	Select Service	13	1,813	50.8 %	30.0 %	20.8 pts	103.14	92.68	11.3 %	52.40	27.80	88.5 %
Select Service Total / Average		93	12,808	43.0 %	33.1 %	9.9 pts	101.50	102.40	(0.9)%	43.65	33.89	28.8 %
Sonesta ES Suites [2]	Extended Stay	91	11,379	65.4 %	53.4 %	12.0 pts	100.25	102.28	(2.0)%	65.56	54.62	20.0 %
Sonesta Simply Suites [2]	Extended Stay	65	8,040	66.9 %	62.2 %	4.7 pts	70.58	69.11	2.1 %	47.22	42.99	9.8 %
Residence Inn	Extended Stay	3	342	58.6 %	42.0 %	16.6 pts	110.01	104.26	5.5 %	64.47	43.79	47.2 %
Extended Stay Total / Average		159	19,761	66.8 %	56.8 %	10.0 pts	88.08	87.51	0.7 %	58.84	49.71	18.4 %
		303	48,346	53.0 %	42.0 %	11.2 pts	$ 105.36	$ 100.77	4.3 %	$ 55.84	$ 42.32	32.2 %

All operating data presented are based upon the operating results provided by our managers and tenants for the indicated periods. We have not independently verified our managers' or tenants' operating data.

(1) Results of all hotels owned as of December 31, 2021. Excludes the results of hotels sold during the periods presented.
(2) Includes operating data for periods prior to when certain hotels were managed by Sonesta.

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Supplemental Q4 2021 24

Calculation and Reconciliation of Hotel EBITDA and Adjusted Hotel EBITDA - Comparable Hotels

SERVICE PROPERTIES TRUST

(dollars in thousands)

	Three Months Ended					For the Year Ended	
	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020	12/31/21	12/31/20
Number of hotels	*298*	*298*	*298*	*298*	*298*	*280*	*280*
Room revenues	$ 263,312	$ 288,188	$ 241,931	$ 147,915	$ 150,226	$ 812,506	$ 656,990
Food and beverage revenues	28,700	22,877	17,487	7,661	7,707	44,517	41,787
Other revenues	11,495	12,353	11,273	7,417	8,910	27,437	27,980
Hotel operating revenues - comparable hotels	303,507	323,418	270,691	162,993	166,843	884,460	726,757
Rooms expenses	85,800	88,324	77,933	54,639	56,857	267,010	223,641
Food and beverage expenses	23,458	18,327	14,031	8,329	9,598	38,393	43,535
Other direct and indirect expenses	119,706	121,435	104,785	106,910	96,576	385,088	350,702
Management fees	12,139	12,241	10,363	5,175	2,131	34,590	5,580
Real estate taxes, insurance and other	24,843	27,396	28,332	28,589	27,777	93,343	94,088
FF&E reserves [13]	1,236	1,411	1,135	764	390	4,046	10,178
Hotel operating expenses - comparable hotels	267,182	269,134	236,579	204,406	193,329	822,470	727,724
Hotel EBITDA	$ 36,325	$ 54,284	$ 34,112	$ (41,413)	$ (26,486)	$ 61,990	$ (967)
Loss contingency [11]	–	–	–	–	(331)	–	(331)
Adjusted Hotel EBITDA	$ 36,325	$ 54,284	$ 34,112	$ (41,413)	$ (26,817)	$ 61,990	$ (1,298)
Adjusted Hotel EBITDA Margin	12.0 %	16.8 %	12.6 %	(25.4)%	(16.1)%	7.0 %	(0.2)%
Hotel operating revenues (GAAP) [1]	$ 317,215	$ 338,375	$ 280,135	$ 168,953	$ 174,520	$ 1,104,678	$ 875,098
Add (less)							
Hotel revenues for leased hotels	–	–	–	–	1,898	–	13,643
Hotel operating revenues from non-comparable hotels	(13,708)	(14,957)	(9,444)	(5,960)	(9,575)	(220,218)	(161,984)
Hotel operating revenues - comparable hotels	$ 303,507	$ 323,418	$ 270,691	$ 162,993	$ 166,843	$ 884,460	$ 726,757
Hotel operating expenses (GAAP) [1]	$ 286,968	$ 285,233	$ 243,183	$ 195,353	$ 189,898	$ 1,010,737	$ 682,804
Add (less)							
Hotel operating expenses from non-comparable hotels	(21,643)	(18,131)	(13,666)	(2,722)	(13,192)	(210,993)	(215,340)
Reduction for security deposit and guaranty fundings, net [3]	–	–	5,306	13,387	30,474	15,696	235,522
Hotel expenses for leased hotels	–	–	–	–	2,225	–	11,074
FF&E reserves from managed hotel operations [13]	1,236	1,411	1,135	764	390	4,546	11,594
Other [14]	621	621	621	621	621	2,484	2,070
Hotel operating expenses - comparable hotels	$ 267,182	$ 269,134	$ 236,579	$ 204,406	$ 193,329	$ 822,470	$ 727,724

See accompanying notes on page 11.

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Supplemental Q4 2021 25

Calculation and Reconciliation of Hotel EBITDA and Adjusted Hotel EBITDA - All Hotels

SERVICE PROPERTIES TRUST

(dollars in thousands)

	For the Three Months Ended					For the Year Ended	
	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020	12/31/2021	12/31/2020
Number of hotels	303	304	310	310	329	303	285
Room revenues	$ 272,458	$ 298,607	$ 248,618	$ 152,728	$ 159,022	$ 972,411	$ 773,572
Food and beverage revenues	31,503	25,822	18,933	8,172	7,911	84,430	66,830
Other revenues	13,254	13,946	12,584	8,053	9,485	47,837	48,339
Hotel operating revenues	317,215	338,375	280,135	168,953	176,418	1,104,678	888,741
Rooms expenses	90,705	93,035	80,910	56,578	59,784	321,228	270,828
Food and beverage expenses	26,768	21,415	15,659	9,042	9,928	72,884	75,718
Other direct and indirect expenses	126,208	125,080	107,533	99,766	97,328	458,586	422,819
Management fees	11,869	12,710	10,661	5,238	2,436	40,478	8,050
Real estate taxes, insurance and other	32,039	33,614	34,347	35,741	36,655	135,741	154,375
FF&E reserves [13]	1,236	1,411	1,135	764	390	4,546	11,274
Hotel operating expenses	288,825	287,265	250,245	207,129	206,521	1,033,463	943,064
Hotel EBITDA	$ 28,390	$ 29,890	$ 29,890	$ (38,176)	$ (30,103)	$ 71,215	$ (54,323)
Loss contingency [11]	–	–	–	–	3,962	–	3,962
Adjusted Hotel EBITDA	$ 28,390	$ 29,890	$ 29,890	$ (38,176)	$ (26,141)	$ 71,215	$ (54,323)
Adjusted Hotel EBITDA Margin	8.9 %	10.7 %	10.7 %	(22.6)%	(14.8)%	6.4 %	(6.1)%
Hotel operating revenues (GAAP) [1]	$ 317,215	$ 338,375	$ 280,135	$ 168,953	$ 174,520	$ 1,104,678	$ 875,098
Add: hotel revenues of leased hotels	–	–	–	–	1,898	–	13,643
Hotel operating revenues	$ 317,215	$ 338,375	$ 280,135	$ 168,953	$ 176,418	$ 1,104,678	$ 888,741
Hotel operating expenses (GAAP) [1]	$ 286,968	$ 285,233	$ 243,183	$ 195,353	$ 189,898	$ 1,010,737	$ 682,804
Add (less)							
Reduction for security deposit and guaranty fundings, net [3]	–	–	5,306	10,391	13,387	15,696	235,522
Hotel expenses for leased hotels	–	–	–	–	2,225	–	11,074
FF&E reserves from managed hotel operations [13]	1,236	1,411	1,135	764	390	4,546	11,594
Other [14]	621	621	621	621	621	2,484	2,070
Hotel operating expenses	$ 288,825	$ 287,265	$ 250,245	$ 207,129	$ 206,521	$ 1,033,463	$ 943,064

See accompanying notes on page 11.

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Supplemental Q4 2021 26

Net Lease Portfolio by Brand

SERVICE PROPERTIES TRUST

As of December 31, 2021
(dollars in thousands)

	Brand	No. of Buildings	Square Feet	Investment [1]	Percent of Total Investment	Annualized Minimum Rent	Percent of Total Annualized Minimum Rent	Rent Coverage
1.	TravelCenters of America	134	3,720,693	$ 2,289,189	44.6 %	$ 168,012	45.4 %	2.26x
2.	Petro Stopping Centers	45	1,470,004	1,021,226	19.9 %	78,099	21.1 %	1.99x
3.	AMC Theatres	11	575,967	102,580	2.0 %	7,751	2.1 %	0.18x
4.	The Great Escape	14	542,666	98,242	1.9 %	7,140	1.9 %	7.79x
5.	Life Time Fitness	3	420,335	92,617	1.8 %	5,770	1.6 %	1.24x
6.	Buehler's Fresh Foods	5	502,727	76,536	1.5 %	5,657	1.5 %	5.90x
7.	Heartland Dental	59	234,274	61,120	1.2 %	4,561	1.2 %	4.36x
8.	Norms	10	63,490	53,673	1.0 %	1,584	0.4 %	0.47x
9.	Express Oil Change	23	83,825	49,724	1.0 %	3,717	1.0 %	4.34x
10.	Regal Cinemas	6	266,546	44,476	0.9 %	3,658	1.0 %	0.17x
11.	Pizza Hut	39	164,298	43,982	0.9 %	3,285	0.9 %	1.61x
12.	Pilot Travel Centers	3	48,069	41,681	0.8 %	3,183	0.9 %	4.03x
13.	Courthouse Athletic Club	4	193,659	39,688	0.8 %	1,850	0.5 %	1.36x
14.	Fleet Farm	1	218,248	37,802	0.7 %	2,675	0.7 %	1.97x
15.	Church's Chicken	44	58,401	35,370	0.7 %	2,469	0.7 %	1.83x
16.	Big Al's	2	111,912	35,214	0.7 %	2,336	0.6 %	0.85x
17.	B&B Theatres	4	261,300	34,369	0.7 %	2,000	0.5 %	0.16x
18.	America's Auto Auction	6	72,338	34,314	0.7 %	3,216	0.9 %	5.93x
19.	Burger King	21	68,710	34,289	0.7 %	2,075	0.6 %	2.65x
20.	Hardee's	19	62,792	31,844	0.6 %	2,085	0.6 %	2.38x
21.	Martin's	16	81,909	31,144	0.6 %	2,288	0.6 %	2.40x
22.	Arby's	19	57,868	29,166	0.6 %	1,723	0.5 %	4.18x
23.	Creme de la Creme	4	81,929	29,131	0.6 %	2,429	0.7 %	1.22x
24.	Mister Car Wash	5	41,456	28,658	0.6 %	2,128	0.6 %	1.89x
25.	Popeye's Chicken & Biscuits	20	45,708	28,434	0.6 %	1,961	0.5 %	5.18x
26.	Other [1]	271	4,072,936	726,722	13.9 %	48,081	13.0 %	3.99x
	Total	788	13,522,060	$ 5,131,191	100.0 %	$ 369,733	100.0 %	2.58x


TA
Welcome Professional Drivers
TA 065 - Seymour
Seymour, IN

(1) Consists of 109 distinct brands with an average investment of $2,682 per building.

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Supplemental Q4 2021 27

Net Lease Portfolio by Industry

SERVICE PROPERTIES TRUST

As of December 31, 2021
(dollars in thousands)

	Industry	No. of Buildings	Square Feet	Investment [1]	Percent of Total Investment	Annualized Minimum Rent	Percent of Total Annualized Minimum Rent	Rent Coverage
1.	Travel Centers	182	5,238,766	$ 3,352,096	65.3%	$ 249,293	67.5%	2.20x
2.	Restaurants-Quick Service	227	739,749	301,528	5.9%	20,365	5.5%	2.92x
3.	Restaurants-Casual Dining	53	415,547	192,170	3.7%	9,642	2.6%	2.00x
4.	Movie Theaters	22	1,152,845	190,725	3.7%	14,008	3.8%	0.23x
5.	Health and Fitness	13	873,258	185,458	3.6%	10,964	3.0%	1.45x
6.	Grocery Stores	19	1,020,819	129,219	2.5%	9,180	2.5%	5.38x
7.	Home Goods and Leisure	20	632,465	118,899	2.3%	9,041	2.4%	7.79x
8.	Medical, Dental Office	71	409,706	118,098	2.3%	9,355	2.5%	4.19x
9.	Automotive Equipment & Services	64	219,107	98,473	1.9%	7,126	1.9%	3.19x
10.	Entertainment	4	199,853	61,436	1.2%	4,343	1.2%	2.18x
11.	Automotive Dealers	8	137,979	60,119	1.2%	5,080	1.4%	6.16x
12.	General Merchandise Stores	5	406,786	56,321	1.1%	3,892	1.1%	3.24x
13.	Educational Services	9	220,758	55,647	1.1%	4,376	1.2%	1.42x
14.	Miscellaneous Manufacturing	7	763,312	32,873	0.6%	2,445	0.7%	15.54x
15.	Building Materials	27	429,798	31,317	0.6%	2,610	0.7%	4.20x
16.	Car Washes	5	41,456	28,658	0.6%	2,128	0.6%	1.89x
17.	Drug Stores and Pharmacies	7	67,423	19,251	0.4%	1,258	0.3%	1.95x
18.	Sporting Goods	3	192,889	17,595	0.3%	1,081	0.2%	5.12x
19.	Legal Services	5	25,429	11,362	0.2%	1,119	0.2%	-2.75x
20.	Dollar Stores	3	27,593	2,971	0.1%	186	0.1%	3.09x
21.	Other [1]	4	77,580	10,419	0.2%	2,241	0.6%	2.52x
22.	Vacant	30	228,942	56,556	1.1%	–	–%	n/a
	Total	788	13,522,060	$ 5,131,191	100.0%	$ 369,733	100.0%	2.58x



1055 Sugarbush Drive
Ashland, OH

(1) Consists of miscellaneous businesses with an average investment of $5,732 per building.

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Supplemental Q4 2021 28

Net Lease Portfolio by Tenant (Top 10)

SERVICE PROPERTIES TRUST

As of December 31, 2021
(dollars in thousands)

	Tenant	Brand Affiliation	No. of Buildings	Square Feet		Investment	Percent of Total Investment		Annualized Minimum Rent	Percent of Total Annualized Minimum Rent	Weighted Average Lease Term	Rent Coverage
1.	TravelCenters of America Inc.[1]	TravelCenters of America / Petro Stopping Centers	179	5,190,696	$	3,310,415	64.5 %	$	246,110	66.6 %	10.93	2.18x
2.	American Multi-Cinema, Inc.	AMC Theatres	11	575,967		102,580	2.0 %		7,751	2.1 %	1.08	0.18x
3.	Universal Pool Co., Inc.	The Great Escape	14	542,666		98,242	1.9 %		7,140	1.9 %	5.67	7.79x
4.	Healthy Way of Life II, LLC	Life Time Fitness	3	420,335		92,617	1.8 %		5,770	1.6 %	13.50	1.24x
5.	Styx Acquisition, LLC	Buehler's Fresh Foods	5	502,727		76,536	1.5 %		5,657	1.5 %	13.84	5.90x
6.	Professional Resource Development, Inc.	Heartland Dental	59	234,274		61,120	1.2 %		4,561	1.2 %	4.25	4.36x
7.	Norms Restaurants, LLC	Norms	10	63,490		53,673	1.0 %		1,584	0.4 %	23.51	0.47x
8.	Express Oil Change, L.L.C.	Express Oil Change	23	83,825		49,724	1.0 %		3,717	1.0 %	13.25	4.34x
9.	Regal Cinemas, Inc.	Regal Cinemas	6	266,546		44,476	0.9 %		3,658	1.0 %	5.91	0.17x
10.	Pilot Travel Centers LLC	Flying J Travel Plaza	3	48,069		41,681	0.8 %		3,183	0.9 %	6.98	4.03x
	Sub-total, Top 10		313	7,928,595		3,931,064	76.6 %		289,131	78.2 %	10.53	2.37x
11.	Other[2]	Various	475	5,593,465		1,200,127	23.4 %		80,602	21.8 %	8.83	3.35x
	Total		788	13,522,060	$	5,131,191	100.0 %	$	369,733	100.0 %	10.16	2.58x

(1) TA is our largest tenant. As of December 31, 2021, we leased 179 travel centers (134 under the TravelCenters of America brand and 45 under the Petro Stopping Centers brand) to a subsidiary of TA under five master leases that expire in 2029, 2031, 2032, 2033 and 2035, respectively. TA has two renewal options for 15 years each for each lease for all of the travel centers under the lease. In addition to the payment of our minimum rent, these leases provide for payment to us of percentage rent based on increases in total non-fuel revenues over base levels (3.5% of non-fuel revenues above threshold amounts defined in the leases). TA's remaining deferred rent obligation of $26,420 is due in quarterly installments of $4,404 through January 31, 2023.

(2) Consists of 164 tenants with an average investment of $7,318.

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Supplemental Q4 2021 29

Supplemental Q4 2021 30 Year (1) Square Feet Annualized Minimum Rent Expiring Percent of Total Annualized Minimum Rent Expiring Cumulative % of Total Annualized Minimum Rent Expiring 2022 384,823 2,939 0.8% 0.8% 2023 317,732 2,902 0.8% 1.6% 2024 779,371 11,639 3.1% 4.7% 2025 434,358 8,903 2.4% 7.1% 2026 1,077,985 11,970 3.2% 10.3% 2027 976,451 13,347 3.6% 13.9% 2028 562,490 9,712 2.6% 16.5% 2029 1,324,129 47,806 12.9% 29.4% 2030 138,590 4,160 1.1% 30.5% 2031 1,313,222 48,782 13.2% 43.7% 2032 1,266,322 53,390 14.4% 58.1% 2033 1,146,326 52,267 14.3% 72.4% 2034 115,646 4,057 1.1% 73.5% 2035 2,234,644 80,285 21.7% 95.2% 2036 552,708 6,878 1.9% 97.1% 2037 3,030 70 0.0% 97.1% 2038 44,484 1,048 0.3% 97.4% 2039 134,901 3,209 0.9% 98.3% 2040 115,142 2,441 0.7% 99.0% 2041 223,043 2,189 0.6% 99.6% 2042 57,499 155 —% 99.6% 2043 — — —% 99.6% 2044 — — —% 99.6% 2045 63,489 1,584 0.4% 100.0% Total 13,266,385 369,733 100.0% Weighted Average Lease Term 9.0 years 10.2 years (1) The year of lease expiration is pursuant to contract terms. Net Lease Portfolio - Expiration Schedule As of December 31, 2021 (dollars in thousands) RETURN TO TABLE OF CONTENTS 807 S. Indian Hill Boulevard Claremont, CA

Supplemental Q4 2021 31 As of and For the Three Months Ended 12/31/2021 9/30/2021 6/30/2021 3/31/2021 12/31/2020 Properties (end of period) 788 794 796 798 799 Total square feet 13,522,060 13,574,656 13,587,068 13,598,892 13,601,689 Square feet leased 13,266,385 13,332,049 13,380,458 13,398,223 13,430,627 Percentage leased 98.1% 98.2% 98.5% 98.5% 98.7 % As of and For the Three Months Ended 12/31/2021 9/30/2021 6/30/2021 3/31/2021 12/31/2020 Vacant properties beginning of period 30 32 30 18 14 Vacant property sales/ leased (2) (2) (1) (1) (4) Lease terminations 2 — 3 13 8 Vacant properties end of the period 30 30 32 30 18 Net Lease Portfolio - Occupancy Summary As of December 31, 2021 RETURN TO TABLE OF CONTENTS 2983 Cottingham Expressway Pineville, LA

Supplemental Q4 2021 32 Non-GAAP Financial Measures We present certain “non-GAAP financial measures” within the meaning of the applicable Securities and Exchange Commission, or SEC, rules, including FFO, Normalized FFO, EBITDA, Hotel EBITDA, Adjusted Hotel EBITDA, EBITDAre and Adjusted EBITDAre. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss) as indicators of our operating performance or as measures of our liquidity. These measures should be considered in conjunction with net income (loss) as presented in our consolidated statements of income (loss). We consider these non-GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with net income (loss). We believe these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization expense, they may facilitate a comparison of our operating performance between periods and with other REITs and, in the case of Hotel EBITDA, reflecting only those income and expense items that are generated and incurred at the hotel level may help both investors and management to understand the operations of our hotels. FFO and Normalized FFO: We calculate funds from operations, or FFO, and Normalized FFO as shown on page 9. FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or Nareit, which is net income (loss), calculated in accordance with GAAP, excluding any gain or loss on sale of properties and loss on impairment of real estate assets, if any, plus real estate depreciation and amortization, less any unrealized gains and losses on equity securities, as well as adjustments to reflect our share of FFO attributable to an investee and certain other adjustments currently not applicable to us. In calculating Normalized FFO, we adjust for the items shown on page 9. FFO and Normalized FFO are among the factors considered by our Board of Trustees when determining the amount of distributions to our shareholders. Other factors include, but are not limited to, requirements to satisfy our REIT distribution requirements, limitations in our credit agreement and public debt covenants, the availability to us of debt and equity capital, our distribution rate as a percentage of the trading price of our common shares, or dividend yield, and to the dividend yield of other REITs, our expectation of our future capital requirements and operating performance and our expected needs for and availability of cash to pay our obligations. Other real estate companies and REITs may calculate FFO and Normalized FFO differently than we do. EBITDA, EBITDAre and Adjusted EBITDAre: We calculate earnings before interest, taxes, depreciation and amortization, or EBITDA, EBITDA for real estate, or EBITDAre, and Adjusted EBITDAre as shown on page 10. EBITDAre is calculated on the basis defined by Nareit, which is EBITDA, excluding gains and losses on the sale of real estate, loss on impairment of real estate assets, if any, and adjustments to reflect our share of EBITDAre attributable to an investee. In calculating Adjusted EBITDAre, we adjust for the items shown on page 10. Other real estate companies and REITs may calculate EBITDA, EBITDAre and Adjusted EBITDAre differently than we do. Hotel EBITDA and Adjusted Hotel EBITDA: We calculate Hotel EBITDA as hotel operating revenues less hotel operating expenses of all managed and leased hotels, prior to any adjustments required for presentation in our consolidated statements of income (loss) in accordance with GAAP. Adjusted Hotel EBITDA excludes certain items we believe do not reflect the ongoing operating performance of our hotels. We believe that Hotel EBITDA and Adjusted Hotel EBITDA provide useful information to management and investors as key measures of the profitability of our hotel operations. Other Definitions Adjusted Hotel EBITDA Margin: is Adjusted Hotel EBITDA as a percentage of hotel operating revenues. Adjusted Total Assets and Total Unencumbered Assets: Adjusted total assets and total unencumbered assets include original cost of real estate assets calculated in accordance with GAAP before impairment write-downs, if any, and exclude depreciation and amortization, accounts receivable and intangible assets. Annualized Dividend Yield: Annualized dividend yield is the annualized dividend paid during the period divided by the closing price of our common shares at the end of the period. Average Daily Rate: ADR represents rooms revenue divided by the total number of room nights sold in a given period. ADR provides useful insight on pricing at our hotels and is a measure widely used in the hotel industry. Chain Scale: As characterized by STR, a data benchmark and analytics provider for the lodging industry. Comparable Hotels Data: We present RevPAR, ADR and occupancy for the periods presented on a comparable basis to facilitate comparisons between periods. We generally define comparable hotels as those that we owned on December 31, 2021 and were open and operating since the beginning of the earliest period being compared. For the three months ended December 31, 2021 and 2020, our comparable results excluded five hotels that had suspended operations during part of the periods presented. For the years ended December 31, 2021 and 2020, our comparable results excluded 23 hotels that had suspended operations during part of the periods presented. Consolidated Income Available for Debt Service: Consolidated income available for debt service, as defined in our debt agreements, is earnings from operations excluding interest expense, unrealized gains and losses on equity securities, depreciation and amortization, loss on asset impairment, unrealized appreciation on assets held for sale, gains and losses on early extinguishment of debt, gains and losses on sales of property and amortization of deferred charges. Non-GAAP Financial Measures and Certain Definitions RETURN TO TABLE OF CONTENTS

Supplemental Q4 2021 33 Debt: Debt amounts reflect the principal balance as of the date reported. Net debt means total debt less unrestricted cash and cash equivalents as of the date reported. FF&E Reserve: Various percentages of total sales at certain of our hotels are escrowed as reserves for future renovations or refurbishments, or FF&E reserve escrows. We own all the FF&E reserve escrows for our hotels. FF&E Reserve Deposits Not Funded by Hotel Operations: The operating agreements for our hotels generally provide that, if necessary, we will provide FF&E funding in excess of escrowed reserves. To the extent we make such fundings, our contractual annual minimum returns or rents generally increase by a percentage of the amounts we fund. Gross Book Value of Real Estate Assets: Gross book value of real estate assets is real estate properties at cost plus acquisition related costs, if any, before purchase price allocations, less impairment write-downs, if any. Investment: We define hotel investment as historical cost of our properties plus capital improvements funded by us less impairment write-downs, if any, and excludes capital improvements made from FF&E reserves funded from hotel operations that do not result in increases in minimum returns or rents. We define net lease investment as historical cost of our properties plus capital improvements funded by us less impairment write-downs, if any. Minimum Return/Rent: Each of our management agreements or leases with hotel operators provides for payment to us of an annual minimum return or minimum rent, respectively. Certain of these minimum payment amounts are secured by full or limited guarantees or security deposits. In addition, certain of our hotel management agreements provide for payment to us of additional amounts to the extent of available cash flows as defined in the management agreement. Payments of these additional amounts are not guaranteed or secured by deposits. Each of our agreements with our net lease tenants provides for payment to us of minimum rent. Certain of these minimum payment amounts are secured by full or limited guarantees. Annualized minimum rent amounts represent cash rent amounts due to us and exclude adjustments, if any, necessary to record scheduled rent changes under certain of our leases, the deferred rent obligations payable to us under our leases with TA and the estimated future payments to us under our TA leases for the cost of removing underground storage tanks at our travel centers on a straight line basis or any reimbursement of expenses paid by us. Occupancy: Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels. Occupancy is an important measure of the utilization rate and demand of our hotels. Rent Coverage: We define rent coverage as earnings before interest, taxes, depreciation, amortization and rent, or EBITDAR, divided by the annual minimum rent due to us weighted by the minimum rent of the property to total minimum rents of the net lease portfolio. EBITDAR amounts used to determine rent coverage are generally for the latest twelve-month period reported based on the most recent operating information, if any, furnished by the tenant. Operating statements furnished by the tenant often are unaudited and, in certain cases, may not have been prepared in accordance with GAAP and are not independently verified by us. Tenants that do not report operating information are excluded from the rent coverage calculations. In instances where we do not have financial information for the most recent quarter from our tenants, we have calculated an implied EBITDAR for the 2021 fourth quarter using industry benchmark data to reflect current operating trends. We believe using this industry benchmark data provides a reasonable estimate of recent operating results and rent coverage for those tenants. Revenue per Available Room: RevPAR represents rooms revenue divided by the total number of room nights available to guests for a given period. RevPAR is an industry metric correlated to occupancy and ADR and helps measure revenue performance over comparable periods. Total Gross Assets: Total gross assets is total assets plus accumulated depreciation. Non-GAAP Financial Measures and Certain Definitions (Continued) RETURN TO TABLE OF CONTENTS

Supplemental Q4 2021 34 This supplemental operating and financial data may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Whenever we use words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “will,” “may” and negatives or derivatives of these or similar expressions, we are making forward-looking statements. These forward-looking statements are based upon our present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by our forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond our control. The information contained in our filings with the SEC, including under “Risk Factors” in our periodic reports, or incorporated therein, identifies important factors that could cause our actual results to differ materially from those stated in or implied by our forward-looking statements. Our filings with the SEC are available on the SEC's website at www.sec.gov. You should not place undue reliance upon our forward-looking statements. Except as required by law, we do not intend to update or change any forward-looking statements as a result of new information, future events or otherwise. Warning Concerning Forward-Looking Statements RETURN TO TABLE OF CONTENTS